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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 23, 2001

Ticketmaster
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-25041 (Commission File Number)	95-4546874 (IRS Employer Identification No.)
3701 Wilshire Blvd., Los Angeles, California (Address of principal executive offices)	90010 (Zip Code)

Registrant's telephone number, including area code: (213) 381-2000

Item 5.  Other Events.

    On October 23, 2001, the Registrant issued a press release announcing its results for the quarter ended September 30, 2001. The full text of the press release, which is set forth in Exhibit 99.1 hereto, is filed and incorporated in this Report as if fully set forth herein, except for the following: (a) the second sentence of the paragraph immediately following the table (including the footnotes thereto) under the heading "Financial Results"; (b) the second, third and fourth sentences in the second paragraph, the second sentence in the fifth paragraph, the sixth paragraph, and the second and third sentences in the eighth paragraph under the heading "Ticketing Operations"; (c) the second and third sentences of the third paragraph under the heading "City Guide"; and (d) the second and fourth sentences of the second paragraph under the heading "Personals (Match)".

Item 7.  Financial Statements and Exhibits.

(c)
Exhibits.
Exhibit No.	Description
99.1	Press Release dated October 23, 2001.
99.2	Guidance Information

Item 9.  Regulation FD Disclosure

    The following are not filed but are furnished pursuant to Regulation FD: (a) the following portions of the text of the press release, appearing in Exhibit 99.1 hereto: (i) the second sentence of the paragraph immediately following the table (including the footnotes thereto) under the heading "Financial Results"; (ii) the second, third and fourth sentences in the second paragraph, the second sentence in the fifth paragraph, the sixth paragraph, and the second and third sentences in the eighth paragraph under the heading "Ticketing Operations"; (iii) the second and third sentences of the third paragraph under the heading "City Guide"; and (iv) the second and fourth sentences of the second paragraph under the heading "Personals (Match)"; and (b) the guidance information appearing as Exhibit 99.2 hereto.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 23, 2001	TICKETMASTER
	By:	/s/ JOHN PLEASANTS John Pleasants Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Press Release dated October 23, 2001.
99.2	Guidance Information

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  Item 5. Other Events.
  Item 7. Financial Statements and Exhibits.
  Item 9. Regulation FD Disclosure
SIGNATURES
INDEX TO EXHIBITS